UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cigna Corporation
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  Amended and Restated CIGNA Long-Term Incentive Plan
  Talking Points

  At the Annual Meeting of Shareholders to be held on April 27, 2005, CIGNA is asking its shareholders to approve the CIGNA Long-Term Incentive Plan (As Amended and Restated effective as of January 1, 2005). Information about the proposal as well as the Plan document, is found in our 2005 Notice of Annual Meeting and Proxy Statement.

  This document summarizes key points and responds to potential questions that investors may have regarding the proposal. It is intended to be used by CIGNA employees, its consultants and agents in discussing the proposal with shareholders or in responding to specific investor questions.

  Purpose and Background

•	CIGNA is not requesting approval of any additional shares.
•	Approval of the Plan will not result in any additional dilution.
•
Shares available under the amended and restated Long-Term Incentive Plan (LTIP) are based on remaining shares available for grant under the current CIGNA LTIP and CIGNA Corporation Stock Plan (both of which shareholders approved).

CIGNA is requesting approval of the Amended and Restated Long-Term Incentive Plan in order to:

•	Provide flexibility to better meet CIGNA's business needs and adapt compensation practices to today’s evolving marketplace;
•	Update the Plan to reflect principles of sound corporate governance; and
•	Ensure compliance with Section 162(m) of the Internal Revenue Code so that certain performance-based awards will continue to be tax-deductible.

CIGNA has conducted a comprehensive assessment of its executive compensation strategy including its long-term incentive programs with the assistance of an outside consulting firm.

•	Study was undertaken to ensure alignment with changing business needs as well as changes in the executive compensation environment.

CIGNA views long-term incentive compensation as critical in order to:

•	Provide key employees with an opportunity to acquire equity in CIGNA and share its success;
•	Attract, retain, and motivate exceptional employees;
•	Link compensation to CIGNA's long-term success; and
•	Support decision-making that is consistent with the interests of CIGNA shareholders.

Key Plan Amendments and Other Notable Provisions

Key Plan amendments and other notable plan provisions include:

•	Consolidation of both shareholder-approved plans under one plan to simplify administration and provide greater transparency;
o	Allows all awards to be made under a common framework
•
Expansion of flexibility to grant new types of long-term incentives such as free-standing Stock Appreciation Rights (SARs) settled in stock, restricted stock with vesting based on performance, and strategic performance shares;

•	Prohibition on the ability of optionees to pay the option exercise price with unvested stock;
•	Limitation of 3 million shares for full-value grants which has a higher cost than options;
•	Elimination of share counting provisions which allowed the reissuance of shares returned to CIGNA upon exercise of an option or retained for tax withholding;
•	Continuation of prohibition on repricing without shareholder approval;
•	Continuation of prohibition on reload options without shareholder approval;
•	Continuation of prohibition on options granted at a discount to fair market value (except when replacing previously granted options in limited situations such as capital adjustments or mergers);
•	Minimum SAR and option vesting period (1 year); and
•	Minimum restricted stock vesting period of 3 years applicable to 95% of restricted stock granted.

  Share Request

•	Shares available under the amended and restated LTIP are based on remaining available shares under the current LTIP and CIGNA Corporation Stock Plan.
•	As of March 1, 2005:
o	132,515,833 shares of CIGNA common stock were outstanding;
o	12,368,418 shares are subject to outstanding option awards (9.3% of Common Shares Outstanding (CSO); and
o	10,861,982 shares were available for future awards under the existing plans (8.2% of CSO).
•	Up to 3 million shares authorized under the amended and restated LTIP may be used for full-value awards (e.g. restricted stock awards, strategic performance shares).
o	This limit is below that of the current plans.
o	As of March 1, 2005, over 6 million shares could be issued as full-value awards under the current LTIP and CIGNA Corporation Stock Plan.

  Share Usage

•	In 2004, CIGNA’s run rate (or burn rate) was 2.7% of year-end CSO and 2.6% of beginning year CSO.
•	In 2003, CIGNA's run rate was 3.3% of CSO both as of year-end and the beginning of the year.
o	Falls between the 25th percentile of 2.3% and median of 3.3% for CIGNA's primary peer group[1] based on a benchmarking study using 2003 data.

1 CIGNA has several peer groups for purposes of benchmarking total compensation, benefits, and talent acquisition and another much narrower peer group for measuring executive compensation which typically consists of companies we are in direct marketplace competition with; for example, Aetna, Inc., Coventry Health Care, Inc., Humana Inc., Health Net, Inc., PacificCare Health Systems Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated, UnumProvident Corporation, WellChoice, Inc. and WellPoint Health Networks Inc.

•	In 2005, the annual grants of restricted stock, restricted stock units and stock options to employees were much lower - less than 1% of CSO.
•	Share usage was lower in 2005 because:
o	The Board and management have focused on dilution management and the development of appropriate stock usage levels;
o	CIGNA's stock price has increased by approximately 45% since last year; therefore, fewer stock options or restricted shares are needed to deliver comparable value;
o	CIGNA has changed its long-term incentive mix for some employees from stock options to restricted stock thereby requiring fewer shares to deliver comparable value;
o	Eligibility and participation have been reduced as CIGNA’s long-term incentive program as current market practice has evolved; and
o	CIGNA's employment level is lower than last year.
•	CIGNA has committed to a run rate of less than 2% as described in the proxy statement.
•	CIGNA has stock ownership guidelines to align shareholder and management interests.
o	Named Executive Officers are expected to maintain ownership of stock valued at 3 to 5 times base salary depending on the executive’s level.
•	No additional shares are being requested - no additional dilution.

Institutional Investor Considerations

•	In drafting the Amended and Restated LTIP, CIGNA has worked with its executive compensation consultant and proxy solicitor to incorporate the perspectives of our institutional investors.
•	CIGNA has reviewed the guidelines of its major institutional investors and has incorporated a number of provisions reflecting sound corporate governance as described above.
•	CIGNA has also reviewed the guidelines of Institutional Shareholder Services, a leading advisor to institutional investors, and believes the Amended and Restated LTIP complies with these requirements.

  Participation

•	The Company believes it is important to use equity to motivate and reward exceptional performance.
•	Long-term incentive eligibility currently includes approximately 6,000 CIGNA executives and middle managers.
o	Actual participation is much lower (approximately 1,700 recipients in 2005) as awards are provided only to those employees meeting specific performance criteria.

  Award Types

•	People Resources Committee has established an executive compensation strategy and currently uses the following vehicles:
o	Strategic Performance Units;
o	Stock options; and
o	Restricted stock.
•
As shown in the Plan Benefits section in the proxy statement, the majority of value (approximately 2/3 at target performance) is expected to be delivered through Strategic Performance Units and stock options.

Strategic Performance Units

•	SPU value is contingent on meeting specific performance criteria based on CIGNA financial performance over a three-year period.
•	For the 2005 grant, metrics include three-year annualized total shareholder return and a cumulative adjusted income and for certain executive officers, an adjusted revenue measure.
•	Unit value can range from $0 to $200.
•	Generally paid in cash unless stock ownership guidelines are not met.
•	Plan designed to facilitate tax deductibility of awards under Section 162(m) of the Internal Revenue Code.
•	Currently constitutes 50% of long-term incentive opportunity for executives most able to impact financial results.

Stock Options

•	Granted at fair market value on date of grant.
•	2005 grants vest on ratable basis over 3 years (1/3, 1/3, 1/3).
•	10-year term.
•	CIGNA has reduced eligibility and target participation to focus awards on executives and senior managers most able to influence financial performance.

Restricted Stock

•	Eligibility and grant size based on role/impact and individual performance.
•	Used to reward/retain key contributors at the middle management level.
•	2005 grants vest over 5 years: 50% after year 3, 25% each after years 4 and 5.